                                                                     EXHIBIT 4.4
                         REGISTRATION RIGHTS AGREEMENT

                                    Between

                          Artesyn Technologies, Inc.

                                      and

                        Finestar International Limited

                         Dated as of January 15, 2002

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 15, 2002, by and between ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), and FINESTAR INTERNATIONAL LIMITED, a British Virgin Islands corporation (the "Purchaser").

                                    RECITAL
                                    -------

     In order to induce the Purchaser to enter into the Securities Purchase Agreement of even date herewith between the Company and the Purchaser (the "Purchase Agreement"), the Company has agreed to provide the registration rights provided for in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The parties hereby agree as follows:

     1.   Certain Definitions.  For purposes of this Registration Rights
          -------------------
Agreement, the following terms shall have the following respective meanings:


          (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (b) "Common Stock" shall mean the common stock of the Company, par value $0.01, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          (c) "Convertible Notes" shall mean the Convertible Subordinated Note of the Company to be issued and sold to the Purchaser pursuant to the Purchase Agreement and any convertible note issued in exchange therefor or in lieu thereof.

          (d) "Demand Managing Underwriter" shall have the meaning assigned thereto in Section 5(d) hereof.

          (e) "Demand Registrable Securities" shall have the meaning assigned thereto in Section 3 hereof.

          (f) "Demand Registration Statement" shall have the meaning assigned thereto in Section 3 hereof.

          (g)  "Demand Request" shall have the meaning assigned thereto in
Section 3 hereof.

          (h)  "Effective Failure" shall have the meaning assigned thereto in
Section 9(b) hereof.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          (j)  "Non-Exclusive Remedy" shall have the meaning assigned thereto in
Section 9(a).

          (k) The term "person" shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

          (l) "Piggyback Market Cut-Back" shall have the meaning assigned thereto in Section 4 hereof.

          (m) "Piggyback Registrable Securities" shall have the meaning assigned thereto in Section 4 hereof.

          (n) "Piggyback Registration Statement" shall have the meaning assigned thereto in Section 4 hereof.

          (o)  "Piggyback Request" shall have the meaning assigned thereto in
Section 4 hereof.

          (p) "Piggyback Underwriting Agreement" shall have the meaning assigned thereto in Section 4 hereof.

          (q) "Purchase Agreement" means the Securities Purchase Agreement of even date herewith between the Company and the Purchaser.

          (r)  "Registration Default" shall have the meaning assigned thereto in
Section 9(a) hereof.

          (s) "Registrable Securities" means the Shares and any securities issued in respect of the foregoing as a result of any stock split, stock dividend, recapitalization or similar transaction.

          (t) "Registration Expenses" shall have the meaning assigned thereto in Section 6 hereof.

          (u) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

          (v) "Shares" means the shares of Common Stock issued or issuable upon conversion or exercise of the Convertible Notes or Warrants, respectively, and any shares of Common Stock issued as a result of interest payments under the Convertible Notes.

          (w) "Shelf Registration Statement" shall have the meaning assigned thereto in Section 2 hereof.

          (x)  "Suspension Condition" shall have the meaning assigned thereto in
Section 5(e) hereof.

          (y) "Warrants" means the warrants to be issued and sold to the Purchaser pursuant to the Purchase Agreement and any warrant issued in exchange therefore or in lieu thereof.

     In addition, capitalized terms not defined herein shall have the meaning ascribed thereto in the Convertible Notes.

     2.   Shelf Registration Statement.  Not later than February 4, 2002, the
          ----------------------------
Company shall file under the Securities Act a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Purchaser, of Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. The Company agrees to use its best efforts to cause such "shelf" registration statement to become or be declared effective as soon as practicable. The Company shall provide copies of all correspondence to, and from, the Commission within twenty-four (24) hours after receipt, or delivery, as the case may be, of any such correspondence. The Company shall subsequently file additional "shelf" registration statements as necessary and use its best efforts to provide for the continuous effectiveness of a "shelf" registration statement registering the Registrable Securities in accordance with the other applicable provisions herein and to the extent provided thereof (collectively, all such "shelf" registration statements are the "Shelf Registration Statement").

     3.  Demand Registration.  If at any time prior to the fifth anniversary of
         -------------------
the date of this Agreement the Company shall receive from the Purchaser a written request (a "Demand Request") that the Company register on Form S-3 (or on Form S-1 if Form S-3 is not available to the Company) under the Securities Act (or if such form is not available, any registration statement form then available to the Company) Registrable Securities, then the Company shall prepare and file with the Commission as soon as practicable, but in no event later than forty-five (45) days after receipt of such Demand Request, a registration statement (a "Demand Registration Statement") to effect such registration. The Company shall use its best efforts to cause the Registrable Securities specified in such Demand Request (the "Demand Registrable Securities") to become or be declared effective as soon as practicable. The Company shall provide copies of all correspondence to, and from, the Commission within twenty-four (24) hours after receipt, or delivery, as the case may be, of any such correspondence. Each such Demand Request shall: (a) include an initial request to register Registrable Securities having an aggregate offering value of not less than $10 million; (b) specify the number of Demand Registrable Securities intended to be offered and sold by the Purchaser pursuant thereto; (c) express the present intention of the Purchaser to offer or cause the offering of such Demand Registrable Securities pursuant to such Demand Registration Statement, (d) describe the nature or method of distribution of such Demand Registrable Securities pursuant to such Demand Registration Statement (including, in particular, whether the Purchaser plans to effect such distribution by means of an underwritten offering); (e) identify the proposed Demand Managing Underwriter, if any; and (f) contain the undertaking of the Purchaser to provide all such information and materials and take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and Regulations of the Commission thereunder, and to obtain any desired acceleration of the effective date of such Demand Registration Statement.

     4.   Piggyback Registration.
          ----------------------

          (a) If at any time prior to the fifth anniversary of the date of this Agreement the Company shall determine to register any of its securities, whether for sale for its own account or for the account of any other Person, other than registration statements relating to (i) employee, consultant or distributor compensation or incentive arrangements, including employee benefit plans, or
(ii) acquisitions or any transaction or transactions under Rule 145 under the Securities Act or any successor rule with similar effect, then the Company will promptly give the Purchaser written notice thereof and include in such registration statement (a "Piggyback Registration Statement") and in any underwriting involved therein, all Registrable Securities (the "Piggyback Registrable Securities") specified in a written request made by the Purchaser (a "Piggyback Request") within 10 (ten) business days (or such later time as the underwriters may allow in writing) after receipt of such written notice from the Company.

          (b) If the Piggyback Registration Statement of which the Company gives notice is for an underwritten offering or the Company proposes to do an underwritten take down from an unallocated or universal shelf registration, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 4(a). In such event, the right of the Purchaser to registration pursuant to this Section 4 (or participate in an underwritten take down in the case of an unallocated or universal shelf registration) shall be conditioned upon the agreement of the Purchaser to participate in such underwriting and in the inclusion of such Piggyback Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall (together with the Company and any other holders distributing securities in such Piggyback Registration Statement, if any) enter into an underwriting agreement (the "Piggyback Underwriting Agreement") in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Piggyback Registrable Securities excluded from such underwriting shall be excluded from such Piggyback Registration Statement.

          (c) Notwithstanding any other provision of this Agreement, if the managing underwriters of any underwritten offering pursuant to a Piggyback Request determine, in their sole discretion that, after including all the shares proposed to be offered by the Company and all the shares of any other Persons entitled to registration rights with respect to such Piggyback Registration Statement (pursuant to other agreements with the Company), marketing factors require a limitation of the number of Piggyback Registrable Securities to be underwritten (a "Piggyback Market Cut-Back"), the Company shall include in the registration (i) in the event that such registration is on behalf of other shareholders of the Company having demand registration rights
(A) first, the securities requested to be registered by such other shareholders, and (B) second, the Piggyback Registrable Securities requested to be included in the registration and securities, if any, requested to be included by others having these rights, pro rata among the holders of Piggyback Registrable Securities which are to be registered and sold pursuant to the Piggyback Registration Statement and others exercising these rights, on the basis of the number of securities requested to be included by the holders of such Piggyback Registrable Securities and the others exercising these rights; and (ii) in the event that such registration is on behalf of the Company, (A) first, the securities that the Company proposes to sell, (B) second, the Piggyback Registrable Securities requested to be included in the registration and securities, if any, requested to be included by others having these rights, pro rata among the holders of the Piggyback Registrable Securities which are to be registered and sold pursuant to such Piggyback Registration Statement and others exercising these rights, on the basis of the number of the Piggyback Registrable Securities requested to be included by holders of such Piggyback Registrable Securities, and others exercising these rights; provided, however, in no event shall the amount of Piggyback Registrable Securities of the Purchaser included in the underwriting on behalf of the Company be reduced below twenty-five percent (25%) of the total amount of securities included in such offering.

          (d) Except to the extent specifically provided in this Section 4 hereof, the procedures to be followed by the Company and the Purchaser, and the respective rights and obligations of the Company and the Purchaser, with respect to the distribution of any Piggyback Registrable Securities by the Purchaser pursuant to any Piggyback Registration Statement filed by the Company shall be as set forth in the Piggyback Underwriting Agreement, or any other agreement or agreements governing the distribution of such Piggyback Registrable Securities pursuant to such Piggyback Registration Statement.

          (e) Notwithstanding the foregoing, however, nothing in this Section 4, or any other provision of this Agreement, shall be construed to limit the absolute right of the Company, for any reason and in its sole discretion (i) to delay, suspend or terminate the filing of any Piggyback Registration Statement;
(ii) to delay the effectiveness of any Piggyback Registration Statement; or
(iii) to withdraw such Piggyback Registration Statement.

     5.   Demand and Shelf Registration Procedures, Rights and Obligations. The
          ----------------------------------------------------------------
procedures to be followed by the Company and the Purchaser, and the respective rights and obligations of the Company and the Purchaser, with respect to the preparation, filing and effectiveness of Demand Registration Statements and the Shelf Registration Statement, respectively, and the distribution of Demand Registrable Securities and Registrable Securities, respectively, pursuant thereto, are as follows:

          (a) the Purchaser shall not be entitled to make more than two (2) Demand Requests; provided, however, that if any Demand Request: (i) does not
                 --------  -------
result in the corresponding Demand Registration Statement being declared effective by the Commission; (ii) is withdrawn by the Purchaser following the imposition of an order by the Commission with respect to the corresponding Demand Registration Statement;
(iii) is withdrawn by the Purchaser as a result of the exercise by the Company of its suspension rights pursuant to this Section 5; or (iv) is withdrawn if the Purchaser shall have learned of a material adverse change in the condition, business or prospects of the Company different than that known to the Purchaser at the time the Purchaser shall have initiated the Demand Request (other than a decline in the Company's stock price since such time unless, however, the Purchaser agrees to pay, or otherwise reimburse the Company, for all Registration Expenses) that makes the proposed offering unreasonable in the good faith judgment of the Purchaser, then such Demand Request in the event of any of
(i) through (iv) shall not count as a Demand Request for any purpose. The Purchaser shall not make more than one (1) Demand Request within any 180-day period. Any Demand Request that is withdrawn by the Purchaser for any reason other than as set forth in the previous sentence shall count as a Demand Request.

          (b) The Company shall use its best efforts to maintain the effectiveness of each Demand Registration Statement and the Shelf Registration Statement until the earliest to occur of: (i) the sale or other disposition of all of the Registrable Securities so registered; (ii) in the case of Demand Registration Statements, one hundred twenty (120) days after the effective date of any such Demand Registration Statement; and (iii) in the case of the Shelf Registration Statement, the earlier of the fifth anniversary of the date of this Agreement and the date on which all Registrable Securities may be sold under Rule 144(k) of the Securities Act.

          (c) The Company shall prepare and file with the Commission such amendments and supplements to each Demand Registration Statement and the Shelf Registration Statement and each prospectus used in connection therewith as may be necessary to make and to keep such Demand Registration Statement and the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant to such Demand Registration Statement and the Shelf Registration Statement until the earliest to occur of:
(i) the sale or other disposition of all such Registrable Securities so registered; (ii) in the case of Demand Registration Statements, one hundred twenty (120) days after the effective date of any such Demand Registration Statement; and (iii) in the case of the Shelf Registration Statement, the earlier of the fifth anniversary of the date of this Agreement and the date on which all Registrable Securities may be sold under Rule 144(k) of the Securities Act.

          (d) In connection with any underwritten offering pursuant to a Demand Registration Statement or the Shelf Registration Statement, the Purchaser shall select one investment banking firm to serve as manager of such offering which must be reasonably acceptable to the Company. The manager is hereinafter referred to as the "DEMAND MANAGING UNDERWRITER." The Company shall, together with the Purchaser, enter into an underwriting agreement with the Demand Managing Underwriter, which agreement shall contain representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions under demand registration statements or shelf registration statements, as the case may be, and shall stipulate that the Demand Managing Underwriter will receive commissions and fees and other remuneration in connection with the distribution of any Demand Registrable Securities or Registrable Securities thereunder.

          (e) Notwithstanding any other provision of this Agreement, in the event that the Company determines that: (i) non-public material information regarding the Company exists, the immediate disclosure of which would be significantly disadvantageous to the Company; (ii) the prospectus constituting a part of any Demand Registration Statement or the Shelf Registration Statement covering the distribution of any Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) an offering of Registrable Securities would materially interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving the Company (each of the events or conditions referred to in clauses
(i), (ii) and (iii) of this sentence is hereinafter referred to as a "Suspension Condition"), then the Company shall have the right to suspend the filing or effectiveness of any Demand Registration Statement, the effectiveness of the Shelf Registration Statement or any distribution of Registrable Securities thereunder for so long as such Suspension Condition exists; provided that the
                                                            --------
Company shall have suspended the filing or effectiveness of all other registration statements registering securities for the account of the Company or any other Person or suspended the distribution of any securities under such registration statements; provided, further, that in the case of (ii) above, the
                         --------  -------
Company shall be obligated to use its best efforts to amend the Demand Registration Statement or the Shelf Registration Statement, as the case may be, to correct such material misstatement or omission in such registration statement and related prospectus as promptly as practicable; and, provided, further, that
                                                   ---- --------  -------
the Company shall not have the right to suspend the filing or effectiveness of any Demand Registration Statement, the effectiveness of the Shelf Registration Statement or any distribution of Registrable Securities thereunder within six
(6) months after the termination of a Purchaser Lockup as provided in Section 5(p) below. The Company will as promptly as practicable provide written notice to the Purchaser when a Suspension Condition arises and when it ceases to exist. Upon receipt of notice from the Company of the existence of any Suspension Condition, the Purchaser shall after receipt of such notice discontinue efforts to: (i) file or cause any Demand Registration Statement or the Shelf Registration Statement to be declared effective by the Commission (in the event that such Demand Registration Statement or the Shelf Registration Statement has not been filed, or has been filed but not declared effective, at the time the Purchaser receives notice that a Suspension Condition has arisen); or (ii) offer or sell Registrable Securities (in the event that such Demand Registration Statement or the Shelf Registration Statement has been declared effective at the time the Purchaser receives notice that a Suspension Condition has arisen). In the event that the Purchaser had previously commenced or was about to commence the distribution of Registrable Securities pursuant to a prospectus under an effective Demand Registration Statement or the Shelf Registration Statement, then the Company shall, as promptly as practicable after the Suspension Condition ceases to exist, make available to the Purchaser (and to each underwriter, if any, participating in such distribution) an amendment or supplement to such prospectus.

          (f) Notwithstanding any other provision of this Agreement, the Company shall not be permitted to postpone (i) the filing or effectiveness of any Demand Registration Statement or the Shelf Registration Statement or (ii) the distribution of any Registrable Securities pursuant to an effective Demand Registration Statement or the Shelf Registration Statement more than two (2) times in any 360 day period, and the aggregate of such suspensions may not exceed a total of thirty (30) days in any 360 day period.

          (g) The Company shall promptly notify the Purchaser of any stop order issued or, to the Company's knowledge, threatened, to be issued by the Commission with respect to any Demand Registration Statement or the Shelf Registration Statement, and will use its best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible date.

          (h) The Company shall furnish to the Purchaser (and any underwriter in connection with any underwritten offering) such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as the Purchaser (and such underwriters) shall reasonably request in order to effect the offering and sale of any or the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Demand Registration Statement or the Shelf Registration Statement pursuant to which such Registrable Securities are intended to be distributed to remain current.

          (i) The Company shall use its best efforts to register or qualify the Registrable Securities covered by each Demand Registration Statement and the Shelf Registration Statement, respectively, under the state securities or "blue sky" laws of such states as the Purchaser shall reasonably request and to maintain any such registration or qualification current, until the earliest to occur of: (i) the sale of all such Registrable Securities so registered; (ii) in the case of Demand Registration Statements, one hundred twenty (120) days after the effective date of any such Demand Registration Statement; and (iii) in the case of the Shelf Registration Statement, until the earlier of the fifth anniversary of the date of this Agreement and the date on which all Registrable Securities may be sold under Rule 144(k) of the Securities Act; provided,
                                                                --------
however, that the Company shall not be required to take any action that would
-------
subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

          (j) The Company shall furnish to the Purchaser and to each underwriter engaged in an underwritten offering of Registrable Securities a signed counterpart, addressed to the Purchaser or such underwriter, of (i) an opinion or opinions of counsel to the Company (with respect to the Company and securities law compliance by the Company) and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Purchaser or the managing underwriters may reasonably request.

          (k) The Company shall use its best efforts to make appropriate members of its management reasonably available for due diligence purposes, "road show" presentations and analyst presentations in connection with any distributions of Demand Registrable Securities pursuant to a Demand Registration Statement.

          (l) The Company shall use its best efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities of the Company are then listed, or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the Nasdaq Stock Market.

          (m) The Company shall provide, in connection with the filing of a registration statement pursuant to this Agreement, a transfer agent and registrar for all Registrable Securities registered thereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

          (n) The Company shall take all such other actions either reasonably necessary or desirable to permit the Registrable Securities held by the Purchaser to be registered and disposed of in accordance with the methods of disposition described herein.

          (o) To the extent that the Purchaser makes a Demand Request with respect to Registrable Securities already registered under an effective Shelf Registration, the Company may remove the Demand Registrable Securities specified in the Demand Request from the Registrable Securities registered under the Shelf Registration for the period from the filing of the Demand Registration Statement to the time that the Company is no longer required to keep such Demand Registration Statement effective pursuant to this Agreement; provided, however,
                                                             --------  -------
that the Company shall add any Demand Registrable Securities that were not sold while such Demand Registration Statement was effective back with the Registrable Securities registered under the Shelf Registration.

          (p) The Purchaser shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities of the Company, during the five (5) days prior to, and the sixty
(60)-day period beginning on the effective date of any registration statement covering the offer and sale of Common Stock for the Company's account having aggregate proceeds to the Company of not less than $25,000,000 in which the Purchaser was able to register 50% of the Registrable Securities proposed by the Purchaser to be included in such registration, unless the underwriters managing the public offering otherwise agree to allow such sales or distributions (such restriction on the Purchaser, the "Purchaser Lockup").

     6.   Registration Expenses.  The Company agrees to bear and to pay or cause
          ----------------------
to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all Commission and any NASD registration and filing fees and expenses,

 (ii) all fees and expenses in connection with the qualification of the Registrable Securities for offering and sale under any state securities and blue sky laws, including reasonable fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such qualifications,
(iii) all fees and expenses in connection with the approval for trading of the Shares or other shares of Common Stock on the Nasdaq National Market or other appropriate exchange, (iv) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating hereto,
(v) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), and (vi) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) (collectively, the "REGISTRATION EXPENSES"). Notwithstanding the foregoing, the Purchaser shall pay all underwriting discounts and commissions attributable to the sale of the Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by the Purchaser.

     7.   Representations and Warranties. The Company represents and warrants
          ------------------------------
to, and agrees with, the Purchaser that:

          (a) Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto will conform in all material respects to the requirements of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to the Purchaser pursuant to Section 5(e) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 5(e) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 5(e) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein.

          (b) Any documents incorporated by reference in any prospectus prepared pursuant to this Agreement, when they become or became effective or are or were filed with the Commission, or if amended, when amended, as the case may be, will conform or conformed in all material respects to the requirements of the Exchange Act, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein.

     8.   Indemnification.
          ---------------

          (a)  Indemnification by the Company.  Upon the registration of
               ------------------------------
Registrable Securities pursuant to this Agreement, and in consideration of the agreements of the Purchaser contained herein, and as an inducement to the Purchaser to purchase the Convertible Notes and Warrants, the Company shall, and it hereby agrees to, indemnify and hold harmless the Purchaser and its officers, directors, partners, employees, representatives, underwriters and agents and each control person (as defined in Section 15 of the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or any of its officers, directors, partners, employees, representatives, underwriters and agents and each control person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to the Purchaser, any officer, director, partner, employee, representative, underwriter or agent or control person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and the Company shall, and it hereby agrees to, reimburse the Purchaser, any officer, director, partner, employee, representative, underwriter or agent or control person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable
                       --------  -------
to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein or is caused by the Purchaser's failure to deliver a copy of the registration statement or prospectus, or any supplement or amendment of which it is aware.

          (b)  Indemnification by the Purchaser.  In connection with any
               --------------------------------
registration statement pursuant to which the Purchaser sold or offered for sale Registrable Securities, the Purchaser agrees to (i) indemnify and hold harmless the Company and its officers, directors, employees, representatives, underwriter and agents and each control person against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to the Purchaser, any officer, director, partner, employee, representative, underwriter or agent or control person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser or its officers, directors, partners, employees representatives, or agents expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided that in no event shall any indemnity under this subsection
(b) exceed the gross proceeds from such offering received by the Purchaser.

          (c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified
               -----------------------
party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 8, notify such indemnifying party in writing of the commencement of such action; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 8(a) or 8(b) hereof and only to the extent of prejudice caused by such failure. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense and costs of investigation thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 8 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Purchaser or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by the Purchaser from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which the Purchaser may have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Purchaser and any underwriters in this Section 8(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Purchaser and any agents and underwriters contemplated by this Section 8 shall be in addition to any liability which the Purchaser, may otherwise have.

          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into by the Purchaser are in conflict with the foregoing provisions, the provisions of such underwriting agreement shall control.

     9.   Non-exclusive Remedy.
          --------------------

          (a)  Registration Default.  If the Shelf Registration is not declared
               --------------------
effective by the Commission within eighty (80) days after the date hereof (a "Registration Default"), the Company shall be required to pay, from and including the day following such Registration Default until the Shelf Registration is declared effective, additional interest (the "Non-exclusive Remedy") under the Convertible Note at a rate per annum equal to an additional nine percent (9%) of the principal amount of Convertible Notes.

          (b)  Effective Failure.  If the Shelf Registration ceases to be
               -----------------
effective (or the Purchaser is otherwise prevented or restricted by the Company from effecting sales pursuant thereto) (an "Effective Failure") except as contemplated by the suspension conditions set forth in Section 5 hereof, the Company shall be required to pay the Non-exclusive Remedy during the period of such Effective Failure.

     10.  Miscellaneous.
          -------------

          (a)  No Inconsistent Agreements.  The Company represents, warrants,
               --------------------------
covenants and agrees that it has not granted, and shall not grant, registration rights with respect to shares of Common Stock or any other securities which would be inconsistent with the terms contained in this Agreement.

          (b)  Specific Performance.  The parties hereto acknowledge that there
               --------------------
may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

          (c)  Notices.  Any notice or other communication required or permitted
               -------
to be given hereunder shall be deemed effectively given when personally delivered, telexed, transmitted by facsimile or mailed by pre-paid certified mail, return receipt requested, or by telephone when confirmed in writing by one of the preceding methods addressed as follows (as applicable):

     If to the Company, to:


     Artesyn Technologies, Inc.
     7900 Glades Road, Suite 500
     Boca Raton, Florida 33434
     Attention: Richard J. Thompson, CFO
     Telephone Number: (561) 451-1000
     Facsimile Number: (561) 451-1020

     with a required copy to:


     Kirkpatrick & Lockhart LLP

     1251 Avenue of the Americas
     New York, NY 10020
     Attention: John D. Vaughan, Esq.
     Telephone Number: (212) 536-3900
     Facsimile Number: (212) 536-3901

     If to the Purchaser, to:


     Finestar International Limited
     c/o ABN Amro Management Services (Hong Kong) Limited
     18/F Lincoln House, Taikoo Place
     979 King's Road
     Quarry Bay, Hong Kong
     Attention:  May Luk
     Telephone Number:  011-852-2700-6618
     Facsimile Number:  011-852-2868-5078

     with a required copy to:

     Delta Electronics, Inc.
     186 Ruey Kuang Road, Neihu
     Taipei 114, Taiwan, R.O.C.
     Attention:   Yancey Hai, Vice President, Global Strategic Planning
                  Lanford Liu, Director, Corporate Development
     Telephone Number: 011-886-287-972-088
     Facsimile Number: 011-886-287-972-434

     and:

     Wilson Sonsini Goodrich & Rosati
     Professional Corporation
     650 Page Mill Road
     Palo Alto, CA 94304
     Attention: Aaron J. Alter, Esq.
                Adam R. Dolinko, Esq.
     Telephone Number: (650) 493-9300
     Facsimile Number: (650) 493-6811

or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

          (d)  Survival.  The respective indemnities, agreements,
               --------
representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of the Purchaser or any of its officers, directors, partners, employees, representatives, or agents, or any controlling person of any of the foregoing.

          (e)  Law Governing.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of New York applicable to contracts entered into and to be performed wholly within such State.

          (f)  Headings.  The descriptive headings of the several Sections and
               --------
paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Entire Agreement; Amendments.  This Agreement and the other
               ----------------------------
writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Purchaser.

          (h)  Assignment.  In connection with any permitted transfer of the
               ----------
Shares, the Purchaser may assign its rights hereunder in respect of such Shares to the transferee. Upon such assignment the transferee shall, insofar as the transferred Shares are concerned, be entitled to all of the rights, and be subject to all of the obligations, of the Purchaser under this Agreement, and all references to the "Purchaser" herein shall thereafter be deemed to include the Purchaser, or such transferee, or both, as the circumstances warrant.

          (i)  Counterparts.  This agreement may be executed by the parties
               ------------
counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                           [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date referred to above.

                                    ARTESYN TECHNOLOGIES, INC.

                                    By:_______________________

                                      Name:___________________

                                      Title:__________________



                                    FINESTAR INTERNATIONAL LIMITED

                                    By:_________________________

                                      Name:_____________________

                                      Title:____________________




                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT